UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2007

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2007, Meade Instruments Corp. ("Meade" or the "Company") and Steven L. Muellner, Meade’s President and CEO, entered into a Restricted Stock Award Agreement pursuant to the terms and conditions of that certain Performance Share Award Agreement, entered into by and between Meade and Mr. Muellner on October 18, 2006. Under the terms and conditions of such Performance Share Award Agreement, Mr. Muellner was entitled to receive a certain number of restricted shares of the Company’s Common Stock upon the satisfaction of certain Personal Objectives. The terms and conditions of such Personal Objectives are set forth in the Performance Share Award Agreement, filed by the Company as Exhibit 10.82 to the Company’s Current Report on Form 8-K, filed with the Securities Exchange Commission on October 16, 2006 and incorporated herein by reference.

The Restricted Stock Award Agreement provides that Mr. Muellner is awarded 38,946 Restricted Shares, all of which are subject to a six (6) month restriction period, after which such restricted shares will be vested and exercisable in full. A copy of the Restricted Stock Award Agreement is attached hereto as Exhibit 10.92.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

June 6, 2007	By:	Paul E. Ross

Name: Paul E. Ross
Title: Senior Vice President – Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.92	Restricted Stock Award Agreement, dated June 1, 2007, by and between Meade Instruments Corp. and Steven L. Muellner.